UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2007

THE TOPPS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15817	11-2849283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Whitehall Street, New York, NY	10004-2109
(Address of principal executive offices)	(Zip Code)

212-376-0300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

On August 14, 2007, Tornante-MDP Joe Holding LLC (“Tornante-MDP”) sent The Topps Company, Inc. (“Topps”) a letter pursuant to the Agreement and Plan of Merger, dated March 5, 2007, by and among Topps, Tornante-MDP and Tornante-MDP Joe Acquisition Corp. (the “Tornante Merger Agreement”), requesting that the Board of Directors of Topps (the “Board”) expressly publicly reaffirm, no later than August 21, 2007, its recommendation that (i) the Merger and Voting Agreements (each as defined in the Tornante Merger Agreement) are fair to and in the best interests of Topps and its stockholders, (ii) the Board has adopted and declares advisable the Tornante Merger Agreement, the Voting Agreements and the Merger and the other transactions contemplated in the Tornante Merger Agreement and (iii) the Board recommends approval of the Tornante Merger Agreement to Topps’ stockholders.  The Board is evaluating the request.  A copy of the letter is filed as Exhibit 99.1 hereto and incorporated in this Item 8.01 by reference.

Discussions between Topps and Upper Deck are continuing.  There can be no assurance that Upper Deck and Topps will enter into a definitive agreement.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Letter, dated August 14, 2007, from Tornante-MDP Joe Holding LLC to the Board of Directors of The Topps Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 15, 2007

THE TOPPS COMPANY, INC.

By:	/s/ Scott Silverstein
Name: Scott Silverstein
Title: President and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Letter, dated August 14, 2007, from Tornante-MDP Joe Holding LLC to the Board of Directors of The Topps Company, Inc.